UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 10, 2022

OCUGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36751	04-3522315
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11 Great Valley Parkway

Malvern, Pennsylvania 19355

(484) 328-4701

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2022, Ocugen, Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co., Mizuho Securities USA LLC, H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and Chardan Capital Markets, LLC (collectively referred to as the “Agents” and each, individually, as an “Agent”), pursuant to which the Company may, from time to time, issue and sell shares of its common stock, par value $0.01 per share, having an aggregate gross sales price of up to $160.0 million (the “Shares”).

Under the terms of the Agreement, the Agents may sell the Shares at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended.

The offer and sales of the Shares made pursuant to the Agreement, if any, will be made under the Company’s Registration Statement on Form S-3ASR, which was previously filed with the Securities and Exchange Commission and became automatically effective on March 22, 2021, as supplemented by a prospectus supplement, dated June 10, 2022.

The Company is not obligated to, and it cannot provide any assurances that it will, make any sales of the Shares under the Agreement. The Company will pay each Agent a commission rate of 3.0% of the gross sales price per share of any Shares sold through such Agent as sales agent under the Agreement, as well as reimbursement of certain expenses. The Company has also provided the Agents with customary indemnification and contribution rights. The Agreement may be terminated by the Agents or the Company at any time upon ten days’ prior written notice to the other party, or by the Company upon five days’ prior written notice at any time when no placement notice for the sale of the Shares is in effect.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the Shares, nor shall there be an offer, solicitation or sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

The legal opinion of Troutman Pepper Hamilton Sanders LLP, counsel to the Company, relating to the Shares is filed as Exhibit 5.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

5.1	Opinion of Troutman Pepper Hamilton Sanders LLP

10.1	At Market Issuance Sales Agreement, dated June 10, 2022, by and among Ocugen, Inc., Cantor Fitzgerald & Co., Mizuho Securities USA LLC, H.C. Wainwright & Co., LLC, Roth Capital Partners, LLC and Chardan Capital Markets, LLC

23.1	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2022

OCUGEN, INC.

By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chief Executive Officer and Chairman